UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2007

LUSORA HEALTHCARE SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-129393

(Commission File Number)

20-5854735

(IRS Employer Identification No.)

2802 Flintrock Trace, Suite 221, Austin, TX 78738

(Address of principal executive offices and Zip Code)

512-371-4171

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2007 we entered into an agreement with Global Healthcare Investments S.A. (“Global”) that will allow Global to advance $3,000,000 to the Company in exchange for units (the “Units”) of the Company (the “Agreement”). The advances will be in $100,000 increments, payable when the Company gives notice under the terms of the Agreement.

The Units will be issued at a price equal to 80% of the volume weighted average of the closing price of common stock for the 10 banking days immediately preceding the date of the notice, as quoted on Yahoo! Finance. Each Unit will consist of one common share in the capital of the Company and one common share purchase warrant (a “Warrant”). Each Warrant will entitle Global to purchase an additional common share at an exercise price equal to 150% of the price of the Units.

The securities are being issued in an offshore transaction pursuant to and exemption from registration under the U.S. Securities Act of 1933 (the “1933 Act”) provided by Section 4(2), Rule 506 of Regulation S promulgated under the 1933 Act.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Share Issuance Agreement between the Company and Global

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSORA HEALTHCARE SYSTEMS INC.

By:

/s/ Dan Bauer

Dan Bauer

President and Director

Date: May 8, 2007

CW1190754.1